UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

HighPoint Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38435	82-3620361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03	Bankruptcy or Receivership.

On March 18, 2021, the United States Bankruptcy Court for the District of Delaware confirmed the prepackaged plan of reorganization (the “Prepackaged Plan”) of HighPoint Resources Corporation (“HighPoint”) and entered a confirmation order (the “Confirmation Order). The Prepackaged Plan implements the merger and restructuring transactions pursuant to the Agreement and Plan of Merger, dated as of November 9, 2020, by and among Bonanza Creek Energy, Inc. (“Bonanza Creek”), HighPoint and Boron Merger Sub, Inc. (the “Merger Agreement”), and the Transaction Support Agreement, dated as of November 9, 2020, by and among HighPoint, HighPoint Operating Corporation, Fifth Pocket Production, LLC, certain consenting holders of HighPoint Operating Corporation’s 7.0% Senior Notes due October 15, 2022 and 8.75% Senior Notes due June 15, 2025, and certain consenting HighPoint stockholders (the “TSA”).

As previously disclosed, the Prepackaged Plan includes the following key features. Capitalized terms used in the summary below but not otherwise defined herein have the meaning given to such terms in the Prepackaged Plan.

•

Cancellation of Notes Claims in Exchange for Bonanza Creek Common Stock and New Bonanza Creek Senior Notes. Holders of Allowed Notes Claims will receive their pro rata share of (i) 9,314,214 shares of Bonanza Creek common stock, which will constitute approximately 30.4% of the fully diluted aggregate outstanding shares of Bonanza Creek common stock (subject to dilution as contemplated by the terms set forth in the Merger Agreement and the Prepackaged Plan), and (ii) $100 million in principal of newly issued 7.5% senior notes due 2026 of Bonanza Creek.

•

Cancellation of Existing HPR Interests in Exchange for Bonanza Creek Common Stock. Holders of Existing HPR Interests will receive their pro rata share of 490,221 shares of Bonanza Creek common stock, which will constitute approximately 1.6% of the fully diluted aggregate outstanding shares of Bonanza Creek common stock (subject to dilution as contemplated by the terms set forth in the Merger Agreement and the Prepackaged Plan).

•

Exit RBL Facility. The capital structure of Bonanza Creek following the consummation of the transactions contemplated by the Prepackaged Plan will include a senior secured credit facility with aggregate available commitments (drawn and undrawn, collectively) of not less than $250 million in principal amount. Allowed RBL Claims are unimpaired under the Prepackaged Plan.

•

Operational Claims Unimpaired. Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, and Allowed General Unsecured Claims are unimpaired under the Prepackaged Plan.

The consummation of the Prepackaged Plan will be subject to the conditions set forth in the Prepackaged Plan, the Merger Agreement, the TSA and related transaction documents. The foregoing description of the Prepackaged Plan does not purport to be complete and is qualified in its entirety by reference to the complete Prepackaged Plan, which is attached as Exhibit A to the Confirmation Order. The Confirmation Order is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 1.03.

Item 8.01	Other Events.

On March 18, 2021, HighPoint issued a press release announcing the confirmation of the Prepackaged Plan. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Confirmation Order, filed March 18, 2021.

99.2	Press Release dated as of March 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2021	HIGHPOINT RESOURCES CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel and Secretary